 STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

Keith A. Guevara, as Chief Executive Officer of NBO Systems, Inc. (the “Company”), and Christopher Foley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350(b), that

(1)

our Report of Form 10-QSB for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2005	/s/Keith A. Guevara
Chief Executive Officer
Of NBO Systems, Inc.

Dated: August 15, 2005	/s/Christopher Foley
Chief Financial Officer
Of NBO Systems, Inc.
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